Exhibit 10.2

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of                   , 2005 (this “Agreement”), from Dyntek, Inc., a Delaware corporation, and Dyntek Services, Inc., a Delaware corporation (collectively, the “Sellers”), to New England Technology Finance, LLC, a Delaware limited liability company, as purchaser (“Purchaser”).  Capitalized terms shall have the meanings set forth in Section 9 hereto.

1.             Agreement.

(a)           Purchase on Initial Purchase Date.  For good and valuable consideration consisting of the Purchase Price, the receipt and sufficiency of which are hereby acknowledged, each of the Sellers, by these presents, does irrevocably agree to GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Purchaser, and unto Purchaser’s successors and assigns (without recourse, except as set forth below) forever, as of the date hereof (the “Initial Purchase Date”), all right, title and interest in and to the Purchased Assets, and Purchaser agrees to purchase and acquire all such Purchased Assets on the date hereof, subject to the conditions precedent set forth in Section 3(a) below.  Each Purchased Account shall have a unique sequence number mutually agreed to by Seller and Purchaser as set forth in the Lockbox Agreement.

(b)           Purchase on any Date Subsequent to the Initial Purchase Date.  Any Seller may, from time to time after the Initial Purchase Date, offer to sell to Purchaser additional Purchased Assets by providing Purchaser a duly executed Purchase Supplement, and Purchaser may, from time to time, at its sole discretion, agree to purchase such additional Purchased Assets subject to the conditions precedent set forth in Section 3(b) below.

2.             Effectiveness; True Sale; Disclaimer of Liability.  The Sellers and Purchaser agree that the sale and assignment of each Purchased Asset pursuant hereto shall be effected immediately and automatically without any further act or acknowledgement on the part of any Seller, Purchaser or any other Person, but subject to Section 3 below.  The Sellers and Purchaser further agree that the sale and assignment of the Purchased Assets pursuant hereto is a sale and assignment of the Purchased Assets for valuable consideration and shall in no event be construed as a sale and assignment of the Purchased Assets for security.  Purchaser shall have no obligation or liability with respect to any contracts or underlying obligations relating to the Purchased Assets, and Purchaser shall have no obligation or liability to any obligor thereon or customer or other client of any Seller (including any obligations to perform any of the obligations of any Seller under or in respect of contracts or other underlying obligations relating to the Purchased Assets).  The assumption of any such obligation or liability by Purchaser is expressly disclaimed.

3.             Conditions Precedent.

(a)           The effectiveness of this Agreement and the obligation of Purchaser to purchase the Purchased Assets, as of the date hereof, is subject to the satisfaction of all of the conditions set forth below:

(1)           Purchaser shall have received, in form and substance satisfactory to Purchaser, the duly executed Transaction Documents and all other documents, instruments, information, agreements, notes, guarantees, certificates, orders, authorizations, financing statements, mortgages, and other documents which Purchaser may reasonably request.

(2)           Purchaser shall have received the results of lien searches for each Seller in all jurisdictions as Purchaser shall reasonably request.

(3)           Except as set forth in the Schedule of Exceptions, there shall not be pending or, to the best knowledge of the Sellers, threatened, any litigation, action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration by, against, or affecting any Seller or any of its subsidiaries or any property of Seller or any of its subsidiaries that has not been disclosed by the Sellers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration that, in Purchaser’s opinion, would reasonably be expected to have a Material Adverse Effect.

(4)           The Sellers shall have received all requisite governmental and third party approvals and consents, all satisfactory in form and substance to Purchaser.

(5)           The Sellers shall have received a release of security interest or waiver and consent from Textron Financial Corporation, Laurus Master Fund, Ltd. and Ingram Micro, Inc., each in form and substance reasonably satisfactory to Purchaser.

(b)           The obligation, if Purchaser elects, in its sole discretion, to purchase additional Purchased Assets on any date after the Initial Purchase Date, shall, in each case, be subject to the satisfaction of all of the conditions set forth below:

(1)           Purchaser shall have received a duly authenticated Purchase Supplement.

(2)           The representations and warranties contained herein and in the other Transaction Documents shall be true, correct and complete in all material respects on and as of the applicable Purchase Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date).

(3)           Each Seller shall have performed in all material respects all agreements required of such Seller under this Agreement and the other Transaction Documents.

(4)           Except as set forth in the Schedule of Exceptions, there shall not be pending or, to the best knowledge of the Sellers, threatened, any litigation, action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration by, against, or affecting any Seller or any of its subsidiaries or any property of Seller or any of its subsidiaries that has not been disclosed by the Sellers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration that, in Purchaser’s commercially reasonable judgment, would reasonably be expected to have a Material Adverse Effect.

(5)           The Sellers shall have received all requisite governmental and third party approvals and consents, all reasonably satisfactory in form and substance to Purchaser.

4.             Representations, Warranties and Covenants of the Sellers.  Except as set forth in the Schedule of Exceptions, each Seller hereby represents, warrants and covenants to Purchaser as set forth below:

(a)           Corporate Existence and Power.  Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all organizational power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted and each Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to have such items or to be so qualified or in good standing would not have a Material Adverse Effect.

(b)           Authorization and Contravention.  The execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents to which it is a party is within its organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental entity or official thereof (except for UCC financing statements), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the certificate of incorporation of such Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon Seller or result in the creation or imposition of any adverse lien or encumbrance on the assets of such Seller.

(c)           Legal Proceedings.  There are no judgments outstanding, against, or affecting any of the property of any Seller nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, or arbitration now pending or, to the best of any Seller’s knowledge after due inquiry, threatened against or affecting any Seller or any of its property which could reasonably be expected to result in a Material Adverse Effect.  No Seller has received any opinion or memorandum or legal advice from legal counsel to the effect that any Seller is exposed to any liability or disadvantage which could reasonably be expected to result in a Material Adverse Effect.  No Seller is in violation of any material order of any court, arbitrator or governmental entity.

(d)           Enforceability.  Each of this Agreement and the other Transaction Documents has been duly executed and delivered and constitutes the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(e)           Purchased Account.  At the time of its sale and assignment to Purchaser, each Purchased Account is a valid, bona fide Account, representing an undisputed indebtedness incurred by the named customer for goods actually sold and delivered or for services completely rendered and such Purchased Account: (i) arises out of the sale of goods or vendor-provided services in the ordinary course of business; (ii) does not arise out of a sale made to an Affiliate of Seller for operational use by that Affiliate and not for subsequent sale to a customer of such Affiliate; (iii) has no set-off, offset, counterclaim, or defense, genuine or otherwise, to the payment or collection of such Purchased Account; (iv) is payable in U.S. dollars and the equipment related thereto is located inside the continental United States, Canada or on a foreign military base (excluding the province of New Foundland, the Northwest Territories and the Territory of Nunavit); (v) does not represent a guaranteed sale, a bill and hold transaction, a sale-and-return, a sale on approval, a cash on delivery sale or a consignment sale or is not made pursuant to any other written agreement providing for repurchase or return; (vi) complies with all applicable laws; (vii) is not subject to any adverse security interest, lien or encumbrance (including tax liens) other than those in favor of Purchaser; (viii) is eligible for Credit Insurance (as defined in the MSA) or otherwise approved in writing by Purchaser; (ix) does not contain terms providing for payment in more than thirty (30) days from the date of invoice; and (x) would qualify as an “Eligible Account” (as defined in and under the APLA).

(f)            Good Title.  Seller has good and marketable title to the Purchased Assets, free and clear of all liens, security interests or restrictions on transfer.  Seller shall not grant or suffer to exist in favor of any other party, other than Purchaser, any lien upon or security interest in any Purchased Asset (except to the extent purchased by Seller pursuant to Section 5 or 6 hereof).  Upon each sale, Purchaser shall acquire a valid ownership interest in each Purchased Asset free and clear of all liens, security interests or restrictions on transfer (except as created by Purchaser).

(g)           Location of Books and Records.  All books and records pertaining to the Purchased Assets owned by Seller shall be maintained solely and exclusively at the addresses set forth on Schedule I hereof and no such books and records shall be moved or transferred without giving Purchaser thirty (30) days’ prior written notice.

(h)           No Default.  Seller is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any of Seller’s obligations under any Contract or Purchased Asset, except for any such default that could not reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default under any Contract or Purchased Asset.

(i)            No Violation of Laws.  Seller is not in violation of any law, ordinance, rule, regulation, order, policy, guideline, or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of Seller’s business or the ownership of Seller’s properties, including, without limitation, any violation relating to any use, release, storage, transport, or disposal of any hazardous material, which violation would subject Seller or any of its officers to criminal liability or have a Material Adverse Effect on Seller’s business or operations and no such violation has been alleged.

(j)            Disclosure; Accuracy of Information.  All information furnished to Purchaser by or on behalf of Seller concerning the Purchased Assets or the transactions contemplated by the Transaction Documents, the proceeds thereof, Seller’s financial condition or otherwise, is and will be complete, accurate, and correct in all material respects at the time the same is furnished.  The representations and warranties of Seller contained in the Transaction Documents and the information contained in the other documents, certificates and written statements furnished to Purchaser by or on behalf of Seller for use in connection with the transactions contemplated by this Agreement or any other Transaction Document, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made.  There is no fact known to Seller (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Purchaser for use in connection with the transactions contemplated this Agreement or any other Transaction Document.  Any projections furnished to Purchaser by or on behalf of Seller are based upon good faith estimates and assumptions believed by Seller to be reasonable at the time made, it being recognized by Purchaser that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

(k)           No Bulk Sales.  No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(l)            Preference; Voidability.  Purchaser has given reasonably equivalent value to Seller in consideration for the sale to Purchaser of the Purchased Assets by Seller, and each such sale has not been made for or on account of an antecedent debt owed by Seller to Purchaser.

(m)          Margin Stock.  No proceeds of any sale hereunder or under any other Transaction Document shall be used by Seller to acquire any security in any transaction which is subject to Section 12 of the Securities Exchange Act of 1934, as amended or for any purpose that violates any applicable law, rule or regulation, including Regulation U of the Federal Reserve Board.

(n)           Use of Proceeds.  The Sellers shall use the proceeds of the Purchase Price  (i) for general working capital purposes and (ii) to pay off all indebtedness owing to Textron

Financial Corporation by the Sellers, as of the Closing Date, and upon such repayment (which may occur after the Closing Date), all indebtedness and liability owing to Textron Financial Corporation by Seller shall be fully discharged and terminated.

(o)           APLA Covenants.  The covenants and obligations of each Seller under the APLA shall be incorporated herein by this reference mutatis mutandis and shall, for the avoidance of doubt, apply to the Purchased Accounts.

(p)           Continuing Representations, etc.  All covenants, representations, and warranties contained in this Agreement shall be true and correct as of the date hereof and shall be deemed continuing.

5.             Breach of Representation, Warranty or Covenant; Remedy.  If any Seller breaches any representation, warranty or covenant set forth in Section 4 hereof in respect of any Purchased Account, the Sellers shall promptly upon Purchaser’s written request (and, in any event, within five (5) Business Days after receipt thereof) purchase from Purchaser such Purchased Account at a repurchase price equal to the outstanding face amount of such Purchased Account.

6.             Repurchase Obligation.  If, on the 150th day after the date of the applicable invoice with respect to a Purchased Account, such Purchased Account remains partially or fully unpaid, the Sellers shall promptly upon Purchaser’s written request (and, in any event, within five (5) Business Days after receipt thereof) purchase from Purchaser such Purchased Account at a repurchase price equal to the outstanding face amount of such Purchased Account; provided, however, that the total of all purchases by the Sellers under this Section 6 shall not exceed, in the aggregate, fifteen percent (15%) of the total Purchase Price for all Purchased Accounts paid by Purchaser under this Agreement.

7.             Grant of Security Interest.  Notwithstanding the express intent of the parties hereto, if the purchase and sale of the Purchased Assets under this Agreement is held or deemed not to be a sale under applicable law or is held or deemed to be a pledge of security for a loan, in such event, (a) each Seller shall be deemed to have granted and does hereby grant to Purchaser a first priority security interest in the entire right, title and interest of such Seller in, to and under all Purchased Assets and all proceeds thereof as collateral security for all obligations of Seller under this Agreement and (b) this Agreement shall constitute a security agreement under applicable law.  Each Seller agrees to execute and deliver to Purchaser such further instruments of assignment, financing statements, and instruments of further assurance as Purchaser may reasonably require.  Each Seller authorizes Purchaser to file such UCC financing statements as Purchaser may deem necessary or desirable in order to perfect and maintain the interests of Purchaser in the Purchased Assets.  Each Seller further agrees that Purchaser may file this Agreement or a copy hereof as such UCC financing statement.

8.                                       Administration.

(a)           The Sellers shall, from time to time, execute and deliver to Purchaser confirmatory schedules of the Purchased Accounts, together with one (1) copy of each invoice, acceptable evidence of shipment or performance of services and such other documentation and proofs of delivery as Purchaser may reasonably require.  The Sellers agree to prepare and mail all invoices relating to all Purchased Accounts, but Purchaser may do so at Purchaser’s option.

(b)           The Sellers shall instruct all Account debtors, or cause all Account debtors to be instructed, to cause all Collections and all other payments or other collections in respect of receivables originated by any Seller that are not Purchased Accounts to be deposited directly to the Lockbox Account.

(c)           If any remittances in respect of a Purchased Asset are made directly to any Seller or employees or agents of any Seller in their individual capacity and not as agent for Purchaser, then such party shall act as trustee of an express trust for Purchaser’s benefit, hold the same as Purchaser’s property, and deliver the same to Purchaser forthwith in kind.  Purchaser and/or such designee as Purchaser may from time to time appoint are hereby appointed each Seller’s attorney-in-fact to endorse such Seller’s name on any and all checks or other forms of remittances received by Purchaser where such endorsement is required to effect collection and transmit notices to customers, in such Seller’s or Purchaser’s name, that amounts owing by them have been assigned and are payable directly to Purchaser; this power, being coupled with an interest, is irrevocable.

(d)           The Sellers will supply customers, in the format required by customers, with all forms, documents, certificates, etc. that customers require to process the Purchased Accounts for payment.

(e)           On the effective date of this Agreement and each subsequent Purchase Date, in coordination with Purchaser’s daily cash application review and approval as set forth in the Lockbox Agreement, and from time to time, upon Purchaser’s request, the Sellers will deliver to Purchaser an aged trial balance of all then existing Purchased Accounts.  All such reports shall be in form and substance satisfactory to Purchaser.  If Purchaser requests, the Sellers agree to provide Purchaser with copies of all of the Sellers’ bills of lading or proofs of delivery and supplier invoices and receiving evidence and of the Sellers’ sales registry, sales journal, or other information regarding sales, including customer open order reports.

9.             Definitions.  As used herein, the following terms shall have the following corresponding meanings:

“APLA” shall mean that certain Asset Purchase and Liability Assumption Agreement, dated as of the date hereof, among Purchaser and the Sellers, as such agreement may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time pursuant to the terms thereof.

“Initial Purchase Date” shall have the meaning assigned to such term in Section 1(a).

“Purchased Accounts” shall mean receivables listed on Annex A attached hereto, which may be amended from time to time pursuant to a Purchase Supplement.  Upon the effectiveness of a Purchase Supplement, the receivables set forth in such Purchase Supplement shall also constitute “Purchased Accounts” hereunder, and Annex A shall automatically be amended and restated to include the new receivables.

“Purchased Assets” shall mean the Purchased Accounts, the Related Security and the Collections.

“Purchase Price” shall mean 80% of the gross book value of all Purchased Accounts less the amount of any liability to a third party assumed by Purchaser with respect to such Purchased Accounts.

“Purchase Supplement” shall mean a supplement to this Agreement that (i) is duly authenticated (within the meaning of the UCC) by a Seller, (ii) may be in physical or electronic form, including substantially in the form of Exhibit A attached hereto, (iii) includes a list by invoice sequences of receivables offered for purchase thereby, which invoice sequences shall have the unique sequence identifier (as set forth in Section 1(a) above) identifying such Account as being sold to Purchaser, (iv) includes evidence satisfactory to Purchaser that each Account offered for purchase thereby is an Account eligible for sale under this Agreement, including Section 4(e) above, and (v) is otherwise acceptable in form and substance to Purchaser in its sole discretion.

“Schedule of Exceptions” shall mean Schedule II attached hereto.

“Transaction Documents” shall mean collectively this Agreement, the Lockbox Agreement, the MSA, the APLA, any Purchase Supplement and all other instruments, documents and agreements executed by or on behalf of Seller and delivered concurrently herewith or at any time hereafter to Purchaser in connection with the Purchased Accounts and other transactions contemplated by this Agreement, all as amended, supplemented, restated, amended and restated, or otherwise modified from time to time pursuant to the terms thereof.

Capitalized terms used in this Agreement but not defined in this Section 9 shall have the respective meanings given such terms in the APLA.  Terms used in this Agreement that are defined in the UCC but not defined in this Section 9 shall have the meanings given such terms in the UCC.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise or as otherwise expressly provided in this Agreement (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (iv) all references herein to Sections, Annexes and Schedules shall be construed to refer to Sections of, and Annexes and Schedules to, this Agreement (unless expressly referring to another agreement); (v) all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; and (vi) all calculations and other information required to be made or delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation.

10.           Indemnification.  Without limiting any other rights that any such person may have hereunder or under applicable law, Seller hereby indemnifies and holds harmless Purchaser and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each, an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Amounts”), arising out of or relating to this Agreement, the other Transaction Documents or the ownership of any Purchased Asset, excluding, however, (x) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party (it being the intent of Seller to indemnify the Indemnified Parties for their negligence) and (y) the Account debtor’s failure to pay when due the unpaid balance of any Purchased Account as a result of the financial inability of such Account debtor to pay or the insolvency thereof (except as otherwise specifically provided in this agreement including, without limitation, Sections 5 and 6 hereof).  Without limiting the foregoing, Seller hereby indemnifies and holds harmless each Indemnified Party for Indemnified Amounts arising out of or relating to:

(a)           the breach of any representation or warranty made by Seller pursuant to or in connection with this Agreement or any other Transaction Document;

(b)           any failure of Seller to perform any of its duties or obligations hereunder; or the nonconformity of any Purchased Account or the related Contract or underlying obligations with any applicable law, rule or regulation;

(c)           any claim resulting from the sale of the merchandise or services related to any Purchased Account or the furnishing of or failure to furnish such merchandise or services; or any products liability claim arising out of or in connection with merchandise or services that are the subject of any Purchased Account;

(d)           any tax (other than income tax of Purchaser) or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Purchased Account;

(e)           any commingling of collections of the Purchased Accounts with funds of Seller or any of its affiliates; and

(f)            any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases hereunder or the ownership of, or in respect of, any Purchased Account or related Contract.

11.                                 Miscellaneous.

(a)           Amendment.  The terms of this Agreement shall not be altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by all parties hereto and delivered by each party to the other.

(b)           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

(c)           Notices.  Any written notice to be given under this Agreement shall be in writing addressed to the respective party as follows (or such other address as may have been designated in a written notice to the other parties):

If to Purchaser:

New England Technology Finance, LLC

c/o Global Technology Finance LLC

1301 Dove Street, Suite 750

Newport Beach, CA 92660

Attention:  Mr. Paul Stemler

Telephone No.:  (949) 955-1866

Facsimile No.:  (949) 955-1907

Email address:  pstemler@4gtf.com

With a copy to:

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, CA 90071-2007

Attention:  Dominic Yoong

Telephone No.:  (213) 891-8704

Facsimile No.:  (213) 891-8763

Email address:  dominic.yoong@lw.com

If to any Seller:

c/o Dyntek, Inc.

19700 Fairchild Road, Suite 350

Irvine, CA 92612

Attention:  Chief Financial Officer

Telephone No.:  (949) 955-0078

Facsimile No.:  (949) 955-0086

Email address:  Robert.Webber@dyntek.com

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention:  Christopher D. Ivey

Telephone No.:  (949) 725-4000

Facsimile No.:  (949) 823-5121

Email address:  civey@SYCR.com

All written notices will be personally served, telecopied, emailed or sent by overnight courier service or United States mail and will be deemed to have been given:  (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York, New York time) or, if not, on the next succeeding business day; (iii) if delivered by overnight courier, when delivered; (iv) if emailed, when received; or (v) if by United States mail, four (4) business days after depositing the same in the United States mail, postage prepaid and properly addressed.

(d)           Assignment.  This Agreement may not be assigned by any Seller without Purchaser’s prior written consent.  Each Seller acknowledges and agrees that Purchaser may assign as collateral its right, title and interest in this Agreement and the other Transaction Documents to its lenders or factors, including the Purchaser Senior Creditor.

(e)           Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  The Purchaser Senior Creditor is intended by the parties hereto to be a third-party beneficiary of this Agreement.

(f)            Entire Agreement.  This Agreement, together with any and all other Transaction Documents, constitute the final and entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

(g)           Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(h)           Dispute Resolution.  Except where injunctive relief is sought, in the event of a dispute between the parties for which the parties are unable to reach a mutually agreeable resolution in a reasonable matter of time, the dispute shall be submitted to arbitration under the commercial arbitration rules of the American Arbitration Association then in effect.  There shall be a panel of three arbitrators mutually agreed to by the parties (each party selecting one arbitrator and the two arbitrators then selecting a third arbitrator); each arbitrator shall have experience in and understanding of the subject matter of the controversy.  The hearing shall be held at a mutually acceptable geographic location and shall be no more than five (5) days in duration.  After the hearing, the panel shall decide the controversy and render a written decision setting forth the issues adjudicated, the resolution thereof and the reasons for the award.  Such decision shall be binding on all parties.  Payment of the expenses of arbitration, including the fee of the arbitrators, shall be assessed by the panel based on the extent to which each party prevails.

(i)            SUBMISSION TO JURISDICTION.  SUBJECT TO SECTION 11(h), EACH SELLER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK.  IF ANY SELLER PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, SUCH SELLER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH SELLER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH SELLER, AT THE ADDRESS OF SUCH SELLER IN PURCHASER’S RECORDS AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

(j)            WAIVER OF JURY TRIAL.  SUBJECT TO SECTION 11(h), THE SELLERS AND PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY DEALINGS BETWEEN ANY SELLER AND PURCHASER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SELLERS AND PURCHASER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THE SELLERS AND PURCHASER HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THE SELLERS AND PURCHASER WILL CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN ANY SELLER AND PURCHASER.  THE SELLERS AND PURCHASER FURTHER WARRANT AND REPRESENT THAT THEY EACH KNOWINGLY AND VOLUNTARILY WAIVE THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(k)           Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(l)            Severability of Provisions.  In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, the invalidity of such provision will not affect the validity of any other provision of this Agreement and all other provisions of this Agreement which are otherwise lawful and valid shall remain in full force and effect.

(m)          Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(n)           Setoff.  Each Seller hereby agrees that Purchaser is authorized at any time or from time to time, upon ten (10) business days written notice to Seller (or one (1) business day notice if the APLA has been terminated), to setoff and to appropriate and apply any and all amounts held by Purchaser for the account of Seller (including, without limitation, any Purchase Price) against and on account of any amounts due and owing to Purchaser by any Seller at any time, including, without limitation, amounts due and owing to Purchaser under the other Transaction Documents.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the Sellers and Purchaser has caused this Asset Purchase Agreement to be executed by their respective duly authorized officers as of the day first written above.

THE SELLERS:

DYNTEK, INC.

By
Name:
Title:

DYNTEK SERVICES, INC.

By
Name:
Title:

PURCHASER:

NEW ENGLAND TECHNOLOGY FINANCE, LLC

By
Name:
Title:

ANNEX A

Purchased Accounts

(see attached)

SCHEDULE I

Addresse(s)

19700 Fairchild Road, Suite 350

Irvine, CA 92612

24401 Halstead Road

Farmington Hills, Michigan 48335

SCHEDULE II

Schedule of Exceptions

EXHIBIT A

FORM OF

PURCHASE SUPPLEMENT

This Purchase Supplement, dated as of [  ], 200[  ] (this “Purchase Supplement”), is delivered pursuant to that certain Asset Purchase Agreement, dated as of               , 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) from Dyntek, Inc., a Delaware corporation, and Dyntek Services, Inc., a Delaware corporation (collectively, the “Sellers”), to New York Technology Finance, LLC, a Delaware limited liability company, as purchaser (“Purchaser”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Pursuant to Section 1(b) of the Agreement, the Sellers hereby delivers this Purchase Supplement and offers the receivables set forth on Annex A hereto and the related Collections and Related Security (determined as if such receivables were “Purchased Accounts”) for sale to Purchaser subject to the terms of the Agreement.  The Purchase Price for such assets is $[  ](1).

Purchaser may elect, in its sole discretion, to purchase such assets by signing the acknowledgment below.  Upon the satisfaction of the conditions precedent set forth in Section 3(b) of the Agreement, Purchaser shall deliver, by wire or otherwise, the Purchase Price for such receivables, and such receivables shall automatically constitute “Purchased Accounts” under the Agreement, and Annex A to the Agreement shall automatically be amended and restated to include such new receivables.  For the avoidance of doubt, upon purchase by Purchaser, each such Purchased Account shall have the unique sequence identifier identifying such Account as being sold to Purchaser, as set forth in the Lockbox Agreement.

For the avoidance of doubt, each of the parties hereto acknowledge and agree that Purchaser shall be entitled to all rights under the Agreement with respect to the “Purchased Assets” purchased pursuant to this Purchase Supplement, and that the representations and warranties contained in the Agreement and in the other Transaction Documents shall be true, correct and complete in all material respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date).

IN WITNESS WHEREOF, the Sellers have caused this Purchase Supplement to be duly executed and delivered by its duly authorized officer as of the date set forth above.

DYNTEK, INC.

By

(1)                                  With respect to additional Purchased Accounts, 80% of the gross book value of such receivables less the amount of any liability to any third party assumed by Purchaser with respect to such receivables.

Name:
Title:

DYNTEK SERVICES, INC.

By
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

NEW ENGLAND TECHNOLOGY FINANCE, LLC

By:
Name:
Title: